SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement    [   ]  Confidential, for Use
              of the Commission
              Only (as permitted by
              Rule 14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-
        12


              FNB Financial Corporation
         (Name of Registrant as Specified In Its Charter)



(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required
[   ]    Fee computed on table below per Exchange Act Rules 14a-
    6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:



    2) Aggregate number of securities to which transaction applies:





    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



    4)   Proposed maximum aggregate value of transaction:



    5)   Total fee paid:



[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:



    2)   Form, Schedule or Registration Statement No.:



    3)   Filing Party:



    4)   Date Filed:




    FNB FINANCIAL CORPORATION

    PROXY STATEMENT FOR THE ANNUAL MEETING OF
    SHAREHOLDERS TO BE HELD APRIL 29, 1997

    GENERAL
    ________________________________


Introduction, Day, Date, Time and Place of Meeting

    This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of FNB FINANCIAL CORPORATION (the "Corporation"), a Pennsylvania business corpora-tion, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held at the main office of The First National Bank of McConnellsburg, 101 Lincoln Way West, McConnellsburg, Pennsylvania, 17233, on Tuesday, April 29, 1997, at 1:00 p.m., prevailing time, and at any adjournment or postponement of the Annual Meeting.

    The principal executive office of the Corporation is located at 101 Lincoln Way West, McConnellsburg, Pennsylvania 17233. The telephone number for the Corporation is (717) 485-3123. All inquiries should be directed to Daniel E. Waltz, Treasurer of the Corporation. The First National Bank of McConnellsburg is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies

    This Proxy Statement and the enclosed form of proxy (the
"Proxy") are first being sent to shareholders of the Corporation on or about March 21, 1997.

    Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholder(s). Any Proxy not specifying to the contrary will be voted FOR the election of the four (4) nominees for Class 1 Director named below and FOR the ratification of the selection of Smith Elliott Kearns and Company, Certified Public Accountants, of Chambersburg, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1997. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing, and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation may solicit proxies personally by telephone and tele-copier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

    A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to George S. Grissinger, Secretary, FNB Financial Corporation, 101 Lincoln Way West, McConnellsburg, Pennsylvania, 17233; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Quorum

    At the close of business on Monday, March 10, 1997, the Corporation had issued and outstanding 400,000 shares of common stock, par value $0.63 per share, the only authorized class of stock (the "Common Stock").

    Only shareholders of Common Stock of record at the close of business on Monday, March 10, 1997 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of common stock is entitled to one vote.

Quorum

    Under Pennsylvania law and the By-laws of the Corporation, the presence in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter.
 Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

    Assuming the presence of a quorum, the four (4) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

    Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and therefore do not count either for or against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares voted from which the required majority is calculated.

    PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

    The following table sets forth, as of March 10, 1997, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of five percent (5%) or more of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the outstanding Common Stock so owned. The footnotes to this table are set forth below the "Beneficial Ownership by Officers, Directors and Nominees" table, immediately following. Unless otherwise indicated, all shares are individually owned by the reporting person.

                          Amount and Nature
                          Of Beneficial           Percent of
Name and Address           Ownership(1)(2)           Class

Forrest R. Mellott           27,357                  6.84%
HCR 80 Box 1
Big Cove Tannery, PA 17212

Beneficial Ownership by Officers, Directors and Nominees

    The following table sets forth as of March 10, 1997, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each nominee, and all officers and directors of the Corporation as a group. Unless otherwise indicated, all shares are individually owned by the reporting person.

Name of Individual or        Amount and Nature of      Percent of
Identity of Group (1)    Beneficial Ownership (2)(3)    Class (4)
Nominees for Class 1 Director (to serve until 2000)
and Current Class 1 Directors (to serve  until 1997)

Patricia A. Carbaugh                 270                 ---
Harry D. Johnston, D.O.           17,194 (10)           4.30%
Paul C. Mellott, Sr.              10,196 (11)           2.55%
Paul T. Ott                        4,620 (12)           1.16%



Class 2 Directors (to serve until 1998)

Harvey J. Culler                  19,929  (5)           4.98%
John C. Duffey                     1,223  (8)            ---
George S. Grissinger              12,100  (9)           3.03%

Class 3 Directors (to serve until 1999)

Henry W. Daniels                  11,000  (6)           2.75%
H. Lyle Duffey                     4,160  (7)           1.04%
David A. Washabaugh, III                5,000 (13)           1.25%
Daniel E. Waltz                       364                 ---

All Officers and Directors as a
  Group (11 persons)              85,877               21.47%

(1) Each named individual has full authority to vote those securities beneficially owned.

(2) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 10, 1997. Beneficial ownership may be disclaimed as to certain securities.

(3)  Information furnished by the directors and the Corporation.

(4)  Less than 1% unless otherwise indicated.

(5)  Includes 100 Shares held individually by Mr. Culler and
19,829 Shares held in trust for the benefit of his children.
Mr. Culler has sole power to vote the shares held in trust and to revoke the trust.

(6)  Includes 7,750 Shares held individually by Mr. Daniels and
3,250 Shares held individually by his spouse.

(7) Includes 3,160 Shares held individually by Mr. Duffey; 750 shares held jointly and equally with his three sons; and 250 shares held jointly with his granddaughter.

(8)  Includes 1,218 Shares held individually by Mr. Duffey and 5
Shares held by his daughter over which he has voting power.

(9) Includes 2,000 Shares held individually by Mr. Grissinger and 10,100 Shares held jointly with his spouse.

(10) Includes 6,074 Shares held individually by Dr. Johnston; 9,760 Shares held individually by his spouse; 710 shares held in trust, and 650 Shares over which Dr. Johnston has voting power.

(11) Includes 3,383 Shares held individually by Mr. Mellott; 4,150 Shares held jointly with his spouse; 332 shares held individually by his spouse; and 2,331 Shares over which Mr. Mellott has voting power.

(12) Includes 1,600 Shares held individually by Mr. Ott and 3,020
Shares held jointly with his spouse.

(13) Includes 289 Shares held individually by Mr. Washabaugh; 542
Shares held individually by his spouse; and 4,169 Shares held jointly with his spouse.

    ELECTION OF DIRECTORS

    In accordance with the By-laws of the Corporation, at the 1997 Annual Meeting of Shareholders, four (4) Class 1 Directors shall be elected to serve for a three-year term and until their successors are elected and qualified.

    Therefore, the By-laws provide for a classified Board of Directors with staggered three-year terms of office.

    Unless otherwise instructed, the Proxyholders' will vote the Proxies received by them for the election of the four (4) nominees for Class 1 Director named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that, if elected, the nominees named will be unable to serve. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority vote of the directors then in office until the expiration of the term of the vacancy.

    In addition, there is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten
(10) shares of Common Stock, he or she may cast up to ten votes for each of the named four Class 1 directors to be elected.

    INFORMATION AS TO NOMINEES, DIRECTORS AND OFFICERS

    The following table contains certain information with respect to the Corporation's executive officers, corporate nominees for Class 1 Director whose term expires in 2000 and the current Class 1 Directors whose term expires in 1997, and the Class 2 Directors and Class 3 Directors whose terms expire in 1998 and 1999, respectively, and Bank Directors who are appointed annually by the Corporation's Board of Directors:


    Principal Occupation for
    Past Five Years and Position
    Held with the Corporation and Bank
    ________________________________

    NOMINEE FOR CLASS 1 DIRECTOR
    WHOSE TERM EXPIRES IN 2000
    AND
    CURRENT CLASS 1 DIRECTORS
    WHOSE TERM EXPIRES IN 1997
    ________________________________

                                                     Director of
                                                    Corporation/
Name                       Age       Occupation           Bank Since

Harry D. Johnston, D.O. 60   Physician; VP of         1987/1980
(2)(4)(8)(9)(10)(12)         of the Corporation

Paul C. Mellott, Sr.    70   Chairman Emeritus,       1987/1959
(5)(9)(10)(11)                    H.B. Mellott Estates

Paul T. Ott            74    Retired                  1987/1980
(1)(3)(7)(8)(11)

Patricia A. Carbaugh    53    Former Administrative      NA/1990
(9)                          Assistant to the Chairman
                             JLG Industries, Inc.

    ___________________________

    CLASS 2 DIRECTORS
    WHOSE TERM EXPIRES IN 1998
    ____________________________


       Director of
  Corporation/
Name                       Age       Occupation           Bank Since

Harvey J. Culler       71    Chairman of the Board,   1987/1960
(2)(4)(6)(9)(11)(12)         H.J. Culler Inc.

John C. Duffey              43    President and CEO of     1988/1988
(2)(3)(4)(6)(7)(9)(11)*      the Corporation and
                             of the Bank

George S. Grissinger    80   Secretary of the         1987/1959
(1)(5)(7)(10)(11)            Corporation; Retired
                   ___________________________

    CLASS 3 DIRECTORS
    WHOSE TERM EXPIRES IN 1999
    ____________________________

                                          Director of
                                     Corporation/
Name                       Age        Occupation          Bank Since

Henry W. Daniels       75     Retired                  1987/1956
(1)(3)(5)(6)(7)(9)(12)

H. Lyle Duffey              74     Chairman of the Board    1987/1956
(2)(3)(4)(6)(9)(11)(12)*           of the Corporation;
                              Retired Minister

David A. Washabaugh III 61     Chairman of the Board    1987/1980
(3)(4)(7)(8)(9)(11)            of the Bank;
                              Chairman-Fulton Motor Sales

Daniel E. Waltz        34     Treasurer of the         1995/1990
(1)(2)(3)(4)(11)              Corporation; Sr VP/CFO
                              and Secretary of the Bank

    _________________________________

    BANK DIRECTORS
    WHO ARE APPOINTED ANNUALLY
    _________________________________


    All of the above named Corporate Directors also serve as Directors on the Board of Directors of The First National Bank of
McConnellsburg. In addition, the following person serves as a Bank Director, and is appointed annually by the Board of Directors.
There is no reason to believe this persons will not be re-appointed:

               Director
                                                         Of Bank
Name                    Age   Occupation                  Since

Lonnie W. Palmer        44   Dairy Farmer                 1994
(7)

* H. Lyle Duffey, Chairman of the Board of the Corporation and John
C. Duffey, Director and President of the Corporation and the Bank, are father and son, respectively.

(1) Member of the Bank's Audit Committee. The Audit Committee met 2 times in 1996 to supervise the internal audit activities of the Bank and to supervise and direct the Bank and Corporation's internal and external auditors.

(2) Member of the Bank's Asset/Liability Committee. The Asset/ Liability Committee met 9 times during 1996 to assist in the allocation of funds within the guidelines established by Bank policy based upon such matters as interest rate sensitivity, deposit structures, liquidity, loans, investments and policy adequacy. The committee also makes recommendations on dividends and capital adequacy.

(3)  Member of the Bank's Loan Committee.  The Loan Committee met
50 times during 1996 to review and approve loans within the limits set forth in the Bank's Loan Policy.

(4)  Member of the Bank's Investment Committee. The Investment
Committee met 3 times during 1996. The committee reviews and recommends investment strategies in line with the Bank's Investment Policy.

(5)  Member of the Corporation's Nominating Committee.  The
Nominating Committee met 1 time during 1996 to set nominations for directors at the Annual Meeting of Shareholders.

(6)  Member of the Bank's Executive Committee. The Executive
Committee met 3 times in 1996 to discuss and review matters which needed immediate action beyond the scope of daily management.

(7)  Member of the Bank's Appraisal Committee. The Appraisal
Committee met 1 time during 1996 to assess real estate property lending standards.

(8)  Member of the Bank's Public Relations Committee. The Public
Relations Committee met 4 times during 1996 to discuss public relations and marketing matters.

(9)  Member of the Bank's Personnel Committee. The Personnel
Committee met 2 times during 1996 to oversee personnel and employment matters of the Bank.

(10) Member of the Bank's Security Committee. The Security
Committee met 1 time during 1996 to discuss matters regarding the Bank's physical and employee security.

(11) Member of the Bank's Building Committee. The Building
Committee met 4 times during 1996 to oversee the Corporation's and Bank's physical facilities.

(12) Member of the Compensation Committee. The Compensation
Committee met 1 time during 1996 to review, discuss and set salary schedules for the Bank's executive officers.

    ______________________________________________


     A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 202 of the By-laws of the Corporation.

    During 1996, the Bank's Board of Directors held twenty-three
(23) meetings. The Corporation's Board of Directors met six (6) times in 1996. Each of the Directors of the Corporation who is also a Director of the Bank attended at least 75% of the combined total number of meetings of the Board of Directors and the committees of which he is a member except Mr. Mellott.

    EXECUTIVE COMPENSATION

    Shown below is information concerning the annual compensation for services in all capacities to the Corporation and the Bank for the fiscal years ended December 31, 1996, 1995 and 1994 for the Chief Executive Officer. There was no executive officer of the Corporation or the Bank whose total annual salary and bonus during that time frame exceeded $100,000.

    Summary Compensation Table

 (a)      (b)     (c)     (d)     (e)      (f)    (g)      (h)
                                  Other                    All
                                 Annual                   Other
                                 Compen-  Stock  Option/ Compen-
                Salary   Bonus   sation   Awards  SARs    sation
 Name    Year     ($)     ($)     ($)      ($)    (#)     ($)(1)
John C.  1996   78,998   4,645     --      --     --      3,975
Duffey,  1995   73,890   5,625     --      --     --      3,107
CEO      1994   70,110   3,125     --      --     --      2,650

(1) Represents $204 in insurance premiums paid by the Bank for straight term life insurance for Mr. Duffey in the following amounts: $204 in 1996, $204 in 1995, and $204 in 1994. This figure also includes the Bank's share of the contribution to Mr. Duffey's 401-K Plan of $3,771 in 1996, $2,903 in 1995 and $2,446 in 1994.


Compensation Committee Report

    The Corporation's overall compensation philosophy which is carried out by the Compensation Committee is to:

    * Attract and retain quality talent, which is critical to both the short-term and long-term success of the Corporation.

    * Reinforce strategic performance objectives through the use of incentive compensation programs.

    * Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

    Base Compensation - The Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. The Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor market as the pool of executives who are employed in financial institutions of similar asset size and geographic region as the First National Bank. Market information is used as a frame of reference for annual salary adjustments and starting salaries. The base compensation for the named executive officer listed on the summary compensation table, as compared to survey information of the base compensation paid to similar executives within the same asset size and regional grouping, places the executive at the weighted average salary of related peers, reflecting the Bank's relative position within the industry.

    The Committee makes salary decisions utilizing an annual review process with input from the CEO. The annual review process considers the decision-making responsibilities of each executive management position and the experience, work performance, and related skills of position incumbents. Review factors are utilized, and weighted in accordance with the particular job position. To help quantify these measures the Committee has, from time to time, solicited the assistance of compensation and benefit consultants.

    The Compensation Committee consists of Directors Harvey J.
Culler, Henry W. Daniels, H. Lyle Duffey, and Harry D. Johnston.


    Annual Bonus Plan - The Bank does provide for bonus payments to reward executive officers for accomplishing certain annual goals and objectives. Individual officer goals and objectives are established in December of the preceding fiscal year by the Board of Directors utilizing a strategic plan approach.

    The average bonus earned in 1996 by the four executive officers other than the CEO (which appeared in the summary compensation table) was 5.07% of base salary, compared with 6.25% in 1995. The decrease is due largely to a slight decrease in financial performance of the organization in 1996.

    Employment and Severance Agreements - The executive named in the Summary Compensation Table has entered into an Employment Agreement with the Corporation. This agreement specifies a term of employment of five (5) years beginning August 1, 1995 and ending July 31, 2000. This agreement provides that the executive shall serve as the Chief Executive Officer of the Corporation and the Bank and as a board member of the Corporation and the Bank. During this employment term, the executive has agreed to devote substantially all his working time to the business of the Corporation and the Bank and has agreed not to enter any business arrangement which would be deemed competitive to the Corporation or the Bank. The Employment Agreement provides for a minimum guaranteed base salary as described in the above section entitled "Base Compensation". The Employment Agreement also provides for an incentive compensation bonus plan as described in the above section entitled "Annual Bonus Plan".

    The Employment Agreement provides fringe benefits equal to those of other employees of the bank. In addition, the Employment Agreement provides for the use of a Bank purchased or leased automobile and reimbursement for all operating expenses of this said automobile. The Agreement also provides for reimbursement of all expenses for the executive and the executive's spouse to attend Pennsylvania trade association conventions. The Agreement also provides for payment of physical examinations of the Executive on an every other year basis by a physician chosen by the Executive.

    The Employment Agreement provides that employment shall be at will, but if employment is terminated without cause, or the executive resigns for good reason, the executive can receive the greater of twenty-four (24) months' salary or an amount equal to the remaining time of the Employment Agreement. The Corporation may also be required to pay certain additional benefits. The Employment Agreement also provides that the executive whose employment has terminated shall keep certain information confidential and shall not compete with the Corporation or its subsidiaries for a period of one year.

    The Employment Agreement does contain a "Change of Control" clause which provides for a Severance Allowance for the Executive in the event of a "Change in Control" equal to the greater of twenty-four (24) months' salary or an amount equal to the remaining time of the Employment Agreement. The Employment Agreement defines "Change of Control" as (a) the acquisition of the beneficial ownership of at least twenty five (25%) of the Corporation's voting securities or all or substantially all of the assets of the Corporation by a single person or entity or a group of affiliated persons or entities other than the Corporation or a person or persons who are officers or directors of the Corporation, (b) the merger, consolidation or combination of the Corporation or Bank with an unaffiliated corporation in which the Directors of the Corporation or Bank, as a result of such merger, consolidation or combination constitute less than a majority of the corporate Board of Directors of the surviving, new or combined entity, unless such reason results from a catastrophic accident, (c) during any period of two (2) consecutive terms of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease, for any reason, to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; and (d) any other reason which would be deemed a "Change of Control" by any federal or state regulatory body.

401-K Plan and Cash Bonus Policy

    The Corporation does not have a retirement or pension plan.
The Bank, however, maintains a 401-K Plan (the "Plan") covering all eligible employees who have attained the age of 20 years and completed six months of service. Employees become fully vested after six (6) years of service. Normal retirement is at sixty-five
(65) years of age, with a provision for early retirement at age fifty-five (55). The Bank's total contribution to the plan for the year ending December 31, 1996 was $ 57,320.26.

    The Bank also has a cash bonus policy (the "Policy") for all non-exempt and non-executive officer employees. The Policy is based upon the Bank's return on average assets. Under the Policy the Bank declares a bonus from profits or earnings based on a schedule ranging from a return on average assets of 1.00% to over 3.00%. Pursuant to the Policy, the Bank declares a bonus from profits or earnings based on the following schedule:

           Return On
        Average Assets                 Bonus

            0 -  .99%                     0%
         1.00 - 1.25%                  1.25%
         1.26 - 1.50%                  1.50%
         1.51 - 1.75%                  1.75%
         1.76 - 2.00%                  2.00%
         2.01 - 2.25%                  2.25%
         2.26 - 2.50%                  2.50%
         2.51 - 2.75%                  2.75%
         2.76 - 3.00%                  3.00%
         3.01 - Over                   3.25%

     The bonus is distributed to this group of employees based on their gross wages as a percentage of total wages.

Compensation of Directors

     During 1996, the Bank's Board of Directors received $125 for each meeting attended, $25 per hour for each committee meeting attended, and a $2,000 annual fee. The Directors of the Corporation do not receive renumeration for attendance at the Corporation's Board of Director meetings. In the aggregate, the Bank paid $63,531 in 1996 to all Directors for attending all meetings of the Board of Directors and the committees of the Board of Directors.

    CERTAIN TRANSACTIONS

    There have been no material transactions between the Corp-oration and the Bank, nor any material transactions proposed, with any Director or executive officer of the Corporation and the Bank, or any associate of any of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates and collateral, as those prevailing at the time for other customers of the Corporation and the Bank.

    Total loans outstanding from the Corporation and the Bank as of December 31, 1996, to the Corporation's and Bank's officers and directors as a group and members of their immediate families and companies in which they had ownership interest of 10% or more was $918,427 or 9.16% of the Bank's total equity capital. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1996 to officers and directors of the Corporation and the Bank was $1,135,238. The aggregate amount of indebtedness outstanding as of the latest practicable date, January 31, 1997, to the above described group was $1,766,289.


    PRINCIPAL OFFICERS OF THE CORPORATION

    The following tables set forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                            Age
                                    Bank    # of  Shares   as of
           Office and     Held    Employee  Beneficially   Mar 10
Name      Position Held   Since    Since       Owned        1997

H. Lyle     Chairman of
Duffey      the Board       1987     (1)        4,160         74

Henry W.
Daniels     Vice Chairman   1987     (1)       11,000         75

John C.
Duffey      President       1995     1982       1,223         43
Harry D.
Johnston    Vice President  1987     (1)       17,194         60

George S.
Grissinger  Secretary       1987     (1)       12,100         80

Daniel E.
Waltz      Treasurer       1994     1983         364         34

 _______________________

(1) Messrs. H.L. Duffey, Daniels, Johnston and Grissinger are not employees of the Bank.

    PRINCIPAL OFFICERS OF THE BANK
                                                           Age
                                     Bank     # of Shares  as  of
            Office and      Held   Employee  Beneficially  Mar 10
Name       Position Held    Since    Since      Owned       1997

John C.    President and    1993     1982       1,223        43
Duffey     Chief Executive
           Officer

Daniel E.  Sr V President   1993     1983         364        34
Waltz      and Chief
           Financial Officer

Thomas H.  Vice President   1993     1971         200        45
DeShong    and Cashier

Brenda     Vice President   1993     1972         260        46
Gordon     and Sr. Loan Officer

Mary Anne  Vice President   1993     1983         977        56
Garland    and Customer Service
           Officer

    LEGAL PROCEEDINGS

    The nature of the Corporation's and the Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Corporation and Bank, there are no proceedings pending to which the Corporation and Bank is a party or to which their property is subject, which, if determined adversely to the Corporation and Bank, would be material in relation to the Corporation's and Bank's undivided profits or financial condition, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the Corporation and Bank.
In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and Bank by government authorities.


    RATIFICATION OF INDEPENDENT AUDITORS

    Unless instructed to the contrary, it is intended that votes will be cast pursuant to the Proxies for the ratification of the selection of Smith Elliott Kearns & Company, Certified Public Accountants, of Chambersburg, Pennsylvania as the Corporation's independent auditors for its 1997 fiscal year. The Corporation has been advised by Smith Elliott Kearns & Company that none of its members has any financial interest in the Corporation.
Ratification of Smith Elliott Kearns & Company will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Smith Elliott Kearns & Company served as the Corporation's independent auditors for the 1996 fiscal year. In addition to performing customary audit services, Smith Elliott Kearns & Company assisted the Corporation and the Bank with the preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Board of Directors prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusions by the Corporation and the Bank's Board of Directors that there was no effect on the independence of the auditors. In the event that the shareholders do not ratify the selection of Smith Elliott Kearns & Company, as the Corporation's independent auditors for the 1997 fiscal year, another accounting firm may be chosen to provide independent audit services for the 1997 fiscal year.

    The Board of Directors recommends that the shareholders vote
FOR the ratification of the selection of Smith Elliott Kearns &
Company as the independent auditors for the Corporation for the year ending December 31, 1997.

    ANNUAL REPORT

    A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1996 is enclosed with this Proxy Statement. A representative of Smith Elliott Kearns & Company, the accounting firm which examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative of Smith Elliott Kearns & Company will have the opportunity to make a statement, if he/she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.


    SHAREHOLDER PROPOSALS

    Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the Chairman of FNB Financial Corporation at the corporation's principal executive offices at 101 Lincoln Way West, McConnellsburg, Pennsylvania 17233, not later than Friday, November 14, 1997.


    OTHER MATTERS

    The Board of Directors does not know of any matters to be presented for consideration other than those matters described in the Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgement.